                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of Mace Security, Inc. on Form S-4 (Registration No. 333-89717) to be filed on or about December 21, 1999, of our report dated April 2, 1999 on the consolidated financial statement of Mace Security International, Inc. (the "Company"), included in the Company's Annual Report on Form 10-KSB dated April 14, 1999 and the Company's Form 8-K dated December 21, 1999 and to all references to our Firm included in this registration statement.


                                         /s/ URBACH KAHN & WERLIN PC

Albany, New York
December 20, 1999